UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2010
UAL CORPORATION
UNITED AIR LINES, INC.
(Exact name of registrant issuer as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-11355	36-2675206

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

77 W. Wacker Drive, Chicago, IL	60601

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 997-8000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 15, 2010, United Air Lines, Inc. (“United”), a wholly owned subsidiary of UAL Corporation (the “Company”), completed its previously announced private offerings, consisting of $500,000,000 aggregate principal amount of 9.875% Senior Secured Notes due 2013 (the “Senior Secured Notes”) and $200,000,000 aggregate principal amount of 12.000% Senior Second Lien Notes due 2013 (the “Second Lien Notes” and, together with the Senior Secured Notes, the “Notes”). The Notes were sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act.
     The Senior Secured Notes were issued under an Indenture, dated as of January 15, 2010 (the “Senior Secured Notes Indenture”), by and among United, the guarantors named therein (the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and Wilmington Trust FSB, as collateral trustee (the “Collateral Trustee”). The Senior Secured Notes will mature on August 1, 2013. The interest on the Senior Secured Notes is payable semi-annually on February 1 and August 1 of each year, beginning August 1, 2010. The Senior Secured Notes will be senior secured obligations of United, unconditionally guaranteed on a senior unsecured basis by the Guarantors. The Senior Secured Notes will be secured by United’s route authority to operate between the United States and Japan and beyond Japan to points in other countries, certain airport takeoff and landing slots and airport gate leaseholds utilized in connection with these routes (the “Collateral”). The Second Lien Notes were issued under an Indenture, dated as of January 15, 2010 (the “Second Lien Notes Indenture” and, together with the Senior Secured Notes Indenture, the “Indentures”), by and among United, the Guarantors, the Trustee and the Collateral Trustee. The Second Lien Notes will mature on November 1, 2013. The interest on the Second Lien Notes is payable semi-annually on February 1 and August 1 of each year, beginning August 1, 2010. The Second Lien Notes will be junior secured obligations of United, unconditionally guaranteed on a senior unsecured basis by the Guarantors. The Second Lien Notes will be secured by the Collateral on a junior lien basis. Under certain circumstances, United may be required to pay special interest to holders of the Notes, in an amount equal to 2% per annum of the principal amount of the respective Notes, unless cured pursuant to the terms of the applicable Indenture.
     United, at its option, may redeem some or all of the Senior Secured Notes at any time on or after February 1, 2012 at the redemption prices specified in such notes, plus accrued and unpaid interest and special interest, if any. In addition, at any time prior to February 1, 2012, United, at its option, may redeem: (1) some or all of the Senior Secured Notes at a price equal to 100% of their principal amount plus a “make-whole” premium and accrued and unpaid interest and special interest, if any, and (2) up to 35% of the aggregate principal amount of the Senior Secured Notes with the proceeds of certain equity offerings at the redemption price specified in such notes. In addition, at any time prior to February 1, 2013, United, at its option, may redeem, during any 12-month period, up to 10% of the original aggregate principal amount of the Senior Secured Notes at a redemption price of 103% of their principal amount, plus accrued and unpaid interest and special interest, if any.
     United, at its option, may redeem some or all of the Second Lien Notes at any time on or after February 1, 2012 at the redemption prices specified in such notes, plus accrued and unpaid interest and special interest, if any. In addition, at any time prior to February 1, 2012, United, at its option, may redeem: (1) some or all of the Second Lien Notes at a price equal to 100% of their principal amount plus a “make-whole” premium and accrued and unpaid interest and special interest, if any, and (2) up to 35% of the aggregate principal amount of the Second Lien Notes with the proceeds of certain equity offerings at the redemption price specified in such notes.
     The foregoing descriptions of the Indentures are qualified in their entirety by reference to those agreements and instruments.
Item 2.03. Creation of Direct Financial Obligation.
See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1*	Senior Secured Notes Indenture, dated as of January 15, 2010, among United Air Lines Inc., each of the Guarantors party thereto, The Bank of New York Mellon, N.A., as trustee, and Wilmington Trust FSB, as collateral trustee

4.2*	Form of Note representing all 9.875% Senior Secured Notes due 2013 (included in Exhibit 4.1)

4.3*	Form of Senior Secured Notes Guarantee (included in Exhibit 4.1)

4.4*	Second Lien Notes Indenture, dated as of January 15, 2010, among United Air Lines Inc., each of the Guarantors party thereto, The Bank of New York Mellon, N.A., as trustee, and Wilmington Trust FSB, as collateral trustee

4.5*	Form of Note representing all 12.000% Second Lien Notes due 2013 (included in Exhibit 4.4)

4.6*	Form of Second Lien Notes Guarantee (included in Exhibit 4.4)

*	Filed herewith electronically

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION
UNITED AIR LINES, INC.

By:	/s/ Kathryn A. Mikells
Name:	Kathryn A. Mikells
Title:	Executive Vice President and
Chief Financial Officer
Date: January 15, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Senior Secured Notes Indenture, dated as of January 15, 2010, among United Air Lines Inc., each of the Guarantors party thereto, The Bank of New York Mellon, N.A., as trustee, and Wilmington Trust FSB, as collateral trustee

4.2*	Form of Note representing all 9.875% Senior Secured Notes due 2013 (included in Exhibit 4.1)

4.3*	Form of Senior Secured Notes Guarantee (included in Exhibit 4.1)

4.4*	Second Lien Notes Indenture, dated as of January 15, 2010, among United Air Lines Inc., each of the Guarantors party thereto, The Bank of New York Mellon, N.A., as trustee, and Wilmington Trust FSB, as collateral trustee

4.5*	Form of Note representing all 12.000% Second Lien Notes due 2013 (included in Exhibit 4.4)

4.6*	Form of Second Lien Notes Guarantee (included in Exhibit 4.4)

*	Filed herewith electronically

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